Exhibit 10.2
QUICKSILVER RESOURCES INC.
RESTRICTED SHARE AWARD AGREEMENT

Director: _____________________________________
Number of Restricted Shares: _____________________
Date of Grant: _____________________

1.  Under the terms and conditions of the Quicksilver Resources Inc. Amended and Restated 2006 Equity Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Quicksilver Resources Inc., a Delaware corporation (the “Company”), grants to the individual whose name is set forth above (the “Director”) the number of restricted shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), set forth above (the “Restricted Shares”). Terms not defined in this Agreement have the meanings set forth in the Plan.

2.  The Restricted Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Director, except to the Company, until the Restricted Shares become vested in accordance with the schedule set forth below. Any purported transfer, encumbrance or other disposition of the Restricted Shares before they become vested will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Restricted Shares.

No. of Vested Shares	On and After
[1/3	First Anniversary of Date of Grant]
[1/3	Second Anniversary of Date of Grant]
[1/3	Third Anniversary of Date of Grant]

Notwithstanding the foregoing, in the event of a Change in Control while the Director is a member of the Board, any nonvested Restricted Shares will automatically become 100% vested.

3.  Except as otherwise provided herein, the Director will have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Director may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company will be subject to the same restrictions as the Restricted Shares.

4.  The Director hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Director under this Agreement without the Director’s consent.

ACCEPTED:

_____________________
Signature of Director